Exhibit 10.2

FIRST AMENDMENT TO HOTEL PURCHASE AND SALE AGREEMENT

This First Amendment to Hotel Purchase and Sale Agreement (this “Amendment”) is entered into effective as of October 9, 2018 (the “Effective Date”), between NF II/CI TAMPA AIRPORT, LLC, NF II/CI FORT MYERS GULF CENTER, LLC, NF II/CI LITTLE ROCK, LLC, NF II BEACHWOOD PARK EAST, LLC, HP BOULDER, L.L.C., NF II/CI TAMPA AVION, LLC, NF II/CI KNOXVILLE, LLC, and NF II/CI FORT MYERS AIRPORT, LLC, each a Delaware limited liability company (collectively, “Sellers”), SCG GLOBAL HOLDINGS, L.L.C., a Delaware limited liability company (“Original Buyer”), and SREIT HOTEL HOLDINGS, L.L.C., a Delaware limited liability company (“Buyer Assignee” and, together with Original Buyer, “Buyer”).

A. Sellers and Original Buyer have entered into a Hotel Purchase and Sale Agreement dated as of July 31, 2018 (the “Agreement”), with respect to certain property more particularly described therein. Capitalized terms used in this Amendment without definition have the same meanings ascribed to those terms in the Agreement.

B. Section 15.1 of the Agreement provides that, subject to the terms thereof, Original Buyer may assign all of its right, title and interest in the Agreement to any Affiliate of Original Buyer.

C. Original Buyer desires to assign all of its right, title and interest in and to the Agreement to Buyer Assignee.

D. Sellers, Original Buyer and Buyer Assignee now wish to modify the terms of the Agreement as set forth in this Amendment as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Buyer, Buyer Assignee and Sellers hereby agree as follows:

1. Assignment. In accordance with Section 15.1 of the Agreement:

a.

Original Buyer hereby assigns all of its right, title and interest in and to the Agreement first arising from and after the Effective Date to Buyer Assignee, which assignment includes, without limitation, Original Buyer’s rights and interest in and to the Deposit. Buyer Assignee hereby accepts the foregoing assignment and assumes all of Original Buyer’s obligations under the Agreement arising from and after the Effective Date. Original Buyer acknowledges and agrees that it shall not be released from any of its liabilities and obligations under the Agreement by reason of such assignment unless and until the Closing occurs.

b.

Original Buyer and Buyer Assignee hereby acknowledge and agree that (i) they shall be jointly and severally liable for all liabilities and obligations of the “Buyer” under the Agreement, and (ii) Buyer Assignee shall pay any additional transfer tax that is required to be paid to a governmental authority as a result of the assignment of Original Buyer’s rights in and to the Agreement.

c.

Buyer Assignee hereby represents and warrants to Sellers that, as of the date hereof, all representations and warranties made by Buyer are true and correct with respect to Buyer Assignee and that such representations and warranties will be true and correct as of the Closing, provided that the representation and warranty in Section 5.1 of the Agreement shall be deemed to be modified to reflect the fact that Buyer Assignee is a limited partnership, rather than a limited liability company.

d.	Buyer Assignee hereby designates the Buyer Affiliates listed on Exhibit A hereto to receive title to the portions of the Property with respect to the Hotels listed next to their respective names.

e.

Seller acknowledges that this Amendment satisfies the requirements of Section 15.1 with respect to the assignment of the Agreement from Original Buyer to Buyer Assignee and the designation of the Buyer Affiliates as provided herein.

2. Extension of Closing Deadline. Buyer hereby notifies Seller of Buyer’s election to extend the Closing Deadline to November 30, 2018, subject only to Buyer’s delivery of the Extension Deposit on or before October 15, 2018.

3. Employee Compensation. Section 14.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“14.6 Employee Compensation. Each Seller shall, or shall cause Hotel Manager, as applicable, to, (i) pay to all Hotel Employees on or before Hotel Manager’s next scheduled payroll date following Closing all earned or accrued wages and other compensation (including all accrued or earned vacation time, sick pay or such other benefits that Hotel Manager is required to pay to terminated employees pursuant to applicable Laws or such Hotel Manager’s policies) due such Hotel Employees relating to any period prior to the Apportionment Date, and (ii) pay all payroll, employment and other taxes with respect to all Hotel Employees.”

4. Franchise Applications. The second sentence of Section 12.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

Buyer shall, no later than October 12, 2018, make application to the applicable Franchisor for such Franchisor’s approval of the reissuance of the applicable Franchise Agreement to Buyer (such reissued Franchise Agreement or new franchise agreement, the “New Franchise Agreement” and collectively, the “New Franchise Agreements”); provided, however, Sellers acknowledge that Buyer may be required to submit additional documentation and/or satisfy additional requirements as requested by the Franchisor in connection with such applications.

5. Zeal Brokerage Payment. Sellers and Buyer acknowledge and agree that the Operating Tenant with respect to the Boulder Property, NF II Boulder Op Co, LLC, a Delaware limited liability company (“Boulder Operating Tenant”), has entered into that certain Restaurant Sublease Agreement dated September 24, 2018 (the “Zeal Sublease”) as previously reviewed and approved by Buyer, by and between Boulder Operating Tenant and Zeal, LLC, a Colorado limited liability company (“Zeal”). In connection with the execution of the Zeal Sublease, Sellers represent and warrant to Buyer that (a) Boulder Operating Tenant shall pay to Gibbons White, Inc. an amount equal to $21,908 (the “Zeal Brokerage Payment”) with respect to its brokerage services in connection with the Zeal Sublease upon the execution of said Zeal Sublease, and (b) the amount of the Zeal Brokerage Payment represents one-half (1/2) of the total amount of all commissions, awards or similar amounts to become due to Gibbons White, Inc. with respect to the execution of the Zeal Sublease, and that the other one-half (1/2) of such amount shall be due and payable, if at all, upon Zeal’s occupancy and opening for business. Sellers and Buyer acknowledge and agree that Buyer shall be responsible for all of the all commissions, awards or similar amounts to become due to Gibbons White, Inc. with respect to the execution of the Zeal Sublease and Sellers shall receive a credit at Closing for the Zeal Brokerage Payment.

6. Tampa – Elevator Modernization. Sellers and Buyer acknowledge and agree that the Hotel Manager with respect to the Residence Inn by Marriott Tampa Westshore (the “Tampa RI Property”) has entered into an agreement with KONE, Inc. for certain elevator modernization work (“Elevator Modernization Agreement”) on behalf of NF II/CI Tampa Airport Op Co, LLC, a Delaware limited liability company (“Tampa RI Operating Tenant”), and in connection therewith Tampa RI Operating Tenant has made a deposit in the amount of $77,987.70 (the “Elevator Modernization Deposit”). In accordance with the Elevator Modernization Agreement, Tampa RI Operating Tenant may make additional deposits and/or payments prior to Closing. If and to the extent Tampa RI Operating Tenant makes any deposits and/or payments in accordance with such Elevator Modernization Agreement prior to Closing, Sellers shall receive a credit at Closing for such deposits and/or payments in excess of the Elevator Modernization Deposit. In connection therewith, at Closing, (a) Sellers shall assign and Buyer shall assume the Elevator Modernization Agreement, (b) Sellers shall not be required to remove any Notice of Commencement filed in connection with the Elevator Modernization Agreement, if any, (c) Sellers shall provide any lien waivers or other documentation reasonably required by the Title Company to provide mechanics lien coverage under the Title Policy for the Tampa RI Property with respect to the Elevator Modernization Agreement, and (d) NF II/CI Tampa Airport, LLC (the “Tampa Seller”) shall give Buyer a credit at Closing in an amount equal to the FF&E reserve deposits made by Tampa Seller in accordance with its financing for the months of September and October 2018.

7. Closing Cost Reimbursement. The dollar amount “$200,000” set forth in Section 6.2 of the Agreement is hereby deleted and replaced with “$229,000”.

8. Miscellaneous. As expressly modified herein, the Agreement remains in full force and effect and Original Buyer, Buyer Assignee and Seller ratify and affirm the Agreement as modified herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument. This Amendment may be executed via facsimile or by “PDF scanned signature” and that facsimile or PDF shall be deemed an original for all purposes. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia. If a provision of this Amendment conflicts with a provision of the Agreement, this Amendment shall supersede and control.

[Signatures appear on following pages]

IN WITNESS WHEREOF, Sellers, Original Buyer and Buyer Assignee have executed this Amendment as of the date and year first above written.

SELLERS:

NF II/CI TAMPA AIRPORT, LLC, a Delaware limited liability company

NF II/CI FORT MYERS GULF CENTER, LLC, a Delaware limited liability company

NF II/CI LITTLE ROCK, LLC, a Delaware limited liability company

NF II BEACHWOOD PARK EAST, LLC, a Delaware limited liability company

HP BOULDER, L.L.C., a Delaware limited liability company

NF II/CI TAMPA AVION, LLC, a Delaware limited liability company

NF II/CI KNOXVILLE, LLC, a Delaware limited liability company

NF II/CI FORT MYERS AIRPORT, LLC, a Delaware limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

[Signatures continue on following page]

ORIGINAL BUYER: SCG GLOBAL HOLDINGS, L.L.C., a Delaware limited, liability company

By:	/s/ Akshay Goyal
Name:	Akshay Goyal
Title:	Authorized Signatory

BUYER ASSIGNEE: SREIT HOTEL HOLDINGS, L.L.C., a Delaware limited liability company

By:	/s/ Akshay Goyal
Name:	Akshay Goyal
Title:	Authorized Signatory

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